INTERNATIONAL SHIPHOLDING CORPORATION REPORTS SECOND QUARTER 2015 RESULTS

Declares second quarter dividend of $0.05 per share on its Common Stock

Mobile, Alabama, July 29, 2015 – International Shipholding Corporation (NYSE: ISH) today announced financial results for the quarter ended June 30, 2015.

Second Quarter 2015 Highlights

•	Declared a second quarter dividend of $0.05 per share of Common Stock payable on September 4, 2015 to shareholders of record as of August 14, 2015
•	Will pay a $2.375 per share and $2.25 per share dividend on its Series A and Series B Preferred Stock, respectively, on July 30, 2015
•	Completed the sale of a 1994-built Pure Car Truck Carrier (“PCTC”)

Net Income

The Company reported a net loss of $167,000 for the three months ended June 30, 2015, while the comparable 2014 second quarter reported a net loss of $664,000.  The 2015 second quarter results included a gain on the sale of a vessel of $4.7 million and an impairment loss of $1.8 million related to two handysize dry bulk vessels that had previously been held for sale but have now been returned to service.

Mr. Niels M. Johnsen, Chairman and Chief Executive Officer, stated, “In the second quarter of 2015, we continued to operate and manage a diverse fleet of oceangoing vessels across niche maritime markets. While our results for the quarter were impacted by both the continued weakness of the international dry bulk market and a longer-than-expected off-hire period for the modification and repair of a Jones Act vessel, we were successful in realizing a $4.7 million gain from the sale of our oldest PCTC. During this month, the dry bulk market has shown signs of improvement from its cyclically low levels, and our modified and repaired Jones Act vessel has fully re-entered service, enhancing operating margins in our Jones Act segment.”

Mr. Johnsen continued, “Looking across our diverse operating segments, we are focusing on a number of opportunities to improve results as we move into the second half of the year. In particular, we expect to see increased cargo volumes and voyage efficiency in our Jones Act segment and the continued strength of supplemental cargoes in our PCTC segment. At the same time, we remain focused on making the prudent decisions necessary to ensure that we are in a good position to benefit from market improvements.”

Gross Voyage Profit

The Company’s gross voyage profit, representing the results of its six reporting segments, was $9.8 million, compared to $13.4 million for the 2014 second quarter.  The comparable results by operating segment are shown below.

(All Amounts in Millions)		Pure Car
	Jones Act	Truck Carriers	Dry Bulk Carriers	Rail-Ferry	Specialty Contracts	Other	Total
Second Quarter, 2015
Gross Voyage Profit	$(0.3)	$4.4	$1.2	$2.2	$2.1	$0.2	$9.8

Depreciation	(1.7)	(2.2)	(0.9)	(0.4)	(0.4)	(0.1)	(5.7)
Gross Profit (Loss) (After Depreciation)	$(2.0)	$2.2	$0.3	$1.8	$1.7	$0.1	$4.1

EBITDA	$2.8	$3.1	$0.7	$1.2	$1.8	$0.5	$10.1
Number of non-operating days	181	-	-	-	-	-	181
Number of operating days	456	632	1,729	182	1,365	-	4,364
Number of Vessels	7	6	19	2	15	-	49

Second Quarter, 2014
Gross Voyage Profit	$6.0	$2.3	$1.8	$1.9	$1.0	$0.4	$13.4

Depreciation	(2.0)	(2.0)	(1.6)	(0.5)	(0.5)	(0.1)	(6.7)
Gross Profit (After Depreciation)	$4.0	$0.3	$0.2	$1.4	$0.5	$0.3	$6.7

EBITDA	$7.4	$2.2	$1.1	$1.4	$1.8	$0.7	$14.6
Number of non-operating days	59	29	1	-	-	-	89
Number of operating days	578	608	1,867	182	1,078	-	4,313
Number of Vessels	7	7	20	2	15	-	51

Variance
Gross Voyage Profit	$(6.3)	$2.1	$(0.6)	$0.3	$1.1	$(0.2)	$(3.6)
Depreciation	0.3	$(0.2)	$0.7	$0.1	$0.1	$-	$1.0
Gross Profit (Loss)	$(6.0)	$1.9	$0.1	$0.4	$1.2	$(0.2)	$(2.6)

For a reconciliation of the gross voyage numbers presented above to GAAP figures, please see the attached Non-GAAP Reconciliation Statement.

The Jones Act segment reported a slight loss in gross voyage profit for the three months ended June 30, 2015.  The year-over-year deterioration of $6.3 million was due primarily to unscheduled non-operating days and lower cargo volumes and freight rates.  The Company deployed its belt self-unloading coal carrier to service its contracts in the Gulf of Mexico, and this vessel experienced unscheduled down time for modification and generator repairs.  In addition, tonnage on one of the segment’s contracts was below normal levels.  The combination of unscheduled down time and lower tonnage had a material impact on the segment’s gross margins.  The belt self-unloading coal carrier is now fully operational, and tonnage levels for the segment have recovered from the temporary decrease experienced during the second quarter. Furthermore, the segment’s tonnage and gross voyage profit for the second half of the year are expected to be elevated above first half levels.  Gross voyage profit on the Pure Car Truck Carriers segment improved year-over-year due to higher supplemental cargo volumes.  The Dry Bulk segment reported lower gross voyage profit results, driven primarily by lower rates on its two remaining Handysize vessels, partially offset by improved results from its equity position in a fleet of mini bulkers.  The Rail Ferry segment’s gross voyage profit results improved slightly year-over-year. The Specialty segment reported higher gross voyage profits resulting from contributions from minority investments in ventures operating chemical and asphalt tankers and bareboat income from the multi-purpose ice-strengthened vessel, which operated at a loss in the comparable 2014 second quarter period.

Administrative and General (“A&G”)

A&G expenses in the second quarter of 2015 were approximately $300,000 lower than the 2014 second quarter period, due principally to lower insurance costs, partially offset by the Company’s wages and benefits on a year-over-year comparison being approximately 3% higher.

Interest and Other

Interest expense for the three-month period ended June 30, 2015 was $2.4 million, compared to $2.0 million for the second quarter of 2014.  The increase is due primarily to the financing on one of the U.S. Flag PCTCs purchased from its Lessor in the third quarter of 2014.  The 2015 second quarter period recorded a $260,000 non-cash charge on unamortized financing charges on refinanced debt.

Taxes

The Company reported a tax benefit of $7,000 in the 2015 second quarter, compared to a provision of $653,000 in the comparable 2014 period.

Balance Sheet

The Company’s working capital at June 30, 2015 was $0.2 million, a decrease of $6.1 million from March 31, 2015. Cash and cash equivalents were approximately $13.0 million.  During the second quarter, the Company paid down $10.0 million on its Line of Credit and reduced its borrowing capacity under its revolver Facility by the same amount.  The Company currently has $1.6 million of borrowing capacity available under the Line of Credit.

Dividend Declarations

On July 8, 2015, the Company’s Board of Directors approved per share dividend payments payable on July 30, 2015, of $2.375 and $2.25 on its Series A and Series B Preferred Stock, respectively, representing regular quarterly payments.  Additionally, the Board of Directors declared a $0.05 dividend payable on September 4, 2015 for each share of common stock owned on the record date of August 14, 2015.  All future dividend declarations and payments remain subject to the discretion of International Shipholding Corporation’s Board of Directors.

Outlook

As a result of lower than expected second quarter results in the Jones Act segment, the Company has revised its 2015 EBITDA guidance to a range of $50 to $55 million while maintaining its 2015 capital expenditures, excluding construction of the New Orleans headquarters, in a range of $35 to $40 million.

Conference Call

In connection with this earnings release, management will host an earnings conference call on Thursday, July 30, 2015, at 10:00 AM ET. To participate in the conference call, please dial (888) 455-2263 (domestic) or (719) 457-2648 (international). Participants can reference the International Shipholding Corporation Second Quarter 2015 Earnings Call or passcode 3700089.  Please dial in approximately 5 minutes prior to the call.

The conference call will also be available via a live listen-only webcast and can be accessed through the Investor Relations section of the Company’s website, www.intship.com.  Please allow extra time prior to the call to visit the Company’s website and download any software that may be needed to listen to the webcast.

A replay of the conference call will be available through August 6, 2015 at (877) 870-5176 (domestic) or (858) 384-5517 (international).  The passcode for the replay is 3700089.

About International Shipholding

International Shipholding Corporation, through its subsidiaries, operates a diversified fleet of U.S. and International flag vessels that provide worldwide and domestic maritime transportation services to commercial and governmental customers primarily under medium to long-term charters and contracts. www.intship.com

Caution concerning forward-looking statements

Except for historical and factual information, the matters set forth in this release and future oral or written statements made by us or our management, including statements regarding our 2015 guidance, and other statements identified by words such as “estimates,” “expects,” “anticipates,” “plans,” and similar expressions, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations only, and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control.  Actual events and results may differ materially from those anticipated, estimated, projected, expressed or implied by us if one or more of these risks or uncertainties materialize, or if our underlying assumptions prove incorrect. Factors that could affect actual results include, but are not limited to: our ability to maximize the usage of our vessels and other assets on favorable economic terms, including our ability to renew our time charters and contracts on favorable terms when they expire, to maximize our carriage of supplemental cargoes; and to improve the return on our dry bulk fleet if and when market conditions improve; our ability to effectively handle our leverage by servicing and complying with each of our debt instruments; changes in domestic or international transportation markets that reduce the demand for shipping generally or for our vessels in particular, including changes in the rates at which competitors add or scrap vessels; industry-wide changes in cargo freight rates, charter rates, vessel design, vessel utilization or vessel valuations, or in charter hire, fuel or other operating expenses; unexpected out-of-service days affecting our vessels, whether due to drydocking delays, unplanned maintenance, accidents, equipment failures, adverse weather, natural disasters, or other causes; our ability to access the credit markets or sell assets on terms reasonable to us or at all, including our ability to sell our vessel held for sale; political events in the United States and abroad; the appropriation of funds by the U.S. Congress, including the impact of any future cuts to federal spending similar to the U.S. Congress’ recent “sequestration” cuts; terrorism, piracy, quarantines and trade restrictions; changes in foreign currency rates or interest rates; the effects of more general factors, such as changes in tax laws or rates in pension or benefits costs, or in general market, labor or economic conditions; and each of the other economic, competitive, governmental, and technological factors detailed in our reports filed with the Securities and Exchange Commission.  You should be aware that new factors may emerge from time to time and it is not possible for us to identify all such factors nor can we predict the impact of each such factors on our business or the extent to which any one or more factors may cause actual results to differ from those reflected in any forward-looking statements.  Accordingly, you are cautioned not to place undue reliance upon any of our forward-looking statements, which are inherently speculative and speak only as of the date made.  We undertake no obligation to update or revise, for any reason, any forward-looking statements made by us or on our behalf, whether as a result of new information, future events or developments, changed circumstances or otherwise.

Contact:

The IGB Group

Bryan Degnan

(646) 673-9701

bdegnan@igbir.com

Leon Berman

(212) 477-8438

lberman@igbir.com

International Shipholding Corporation

Niels M. Johnsen, Chairman (212) 943-4141

Erik L. Johnsen, President (251) 243-9221

Manny Estrada, V. P. and CFO (251) 243-9082

Non-GAAP Reconciliation by Segment
Quarter ended June 30, 2015

(All Amounts in Millions)
		Pure Car
	Jones Act	Truck Carriers	Dry Bulk Carriers	Rail-Ferry	Specialty Contracts	Other	Total
Second Quarter, 2015
Gross Voyage Profit (Loss)	$(0.3)	$4.4	$1.2	$2.2	$2.1	$0.2	$9.8
*Add Back: Amortization & Drydock	3.1	0.8	0.1	0.1	0.2	-	4.3
A&G	-	(2.1)	(0.6)	(1.1)	(1.0)	-	(4.8)
Other	-	-	-	-	0.5	0.3	0.8
EBITDA	$2.8	$3.1	$0.7	$1.2	$1.8	$0.5	$10.1
Depreciation	(1.7)	(2.2)	(0.9)	(0.4)	(0.4)	(0.1)	(5.7)
Impairment	-	-	(1.8)	-	-	-	(1.8)
Amortization	(3.1)	(0.8)	(0.1)	(0.1)	(0.2)	-	(4.3)
Other	-	-	-	-	(0.5)	(0.3)	(0.8)
Gain on Sale of Asset**	-	4.7	-	-	-	-	4.7
*Add Back: Unconsolidated Entities	-	-	(0.2)	(0.1)	(0.3)	-	(0.6)
Operating Income (Loss)	$(2.0)	$4.8	$(2.3)	$0.6	$0.4	$0.1	$1.6

Second Quarter, 2014
Gross Voyage Profit	$6.0	$2.3	$1.8	$1.9	$1.0	$0.4	$13.4
*Add Back: Amortization & Drydock	3.7	0.8	-	0.2	0.7	-	5.4
A&G	(2.3)	(0.9)	(0.7)	(0.7)	(0.4)	(0.1)	(5.1)
Other	-	-	-	-	0.5	0.4	0.9
EBITDA	$7.4	$2.2	$1.1	$1.4	$1.8	$0.7	$14.6
Depreciation	(2.0)	(2.0)	(1.6)	(0.5)	(0.5)	(0.1)	(6.7)
Amortization	(3.7)	(0.8)	-	(0.2)	(0.7)	-	(5.4)
Other	-	-	-	-	(0.5)	(0.4)	(0.9)
*Add Back: Unconsolidated Entities	-	-	0.1	-	-	-	0.1
Operating Income (Loss)	$1.7	$(0.6)	$(0.4)	$0.7	$0.1	$0.2	$1.7

* To remove the effect of including the results of the unconsolidated entities, drydock, and amortization in Gross Voyage Profit
**Gain on Sale of Asset not included in calculation of EBITDA

INTERNATIONAL SHIPHOLDING CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(All Amounts in Thousands Except Share Data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues	$67,308	$76,752	$135,334	$149,446

Operating Expenses
Voyage Expenses	53,809	57,802	106,020	115,235
Amortization Expense	4,348	5,486	9,535	10,649
Vessel Depreciation	5,490	6,516	11,033	13,237
Other Depreciation	187	180	371	364
Administrative and General Expenses	4,788	5,108	9,810	10,557
Impairment Loss	1,828	-	1,828	-
Gain on Sale of Assets	(4,747)	-	(4,679)	-
Total Operating Expenses	65,703	75,092	133,918	150,042

Operating Income (Loss)	1,605	1,660	1,416	(596)

Interest and Other
Interest Expense	2,444	2,041	5,112	4,186
Derivative Loss	181	18	2,991	32
Loss on Extinguishment of Debt	260	-	355	-
Other Income from Vessel Financing	(470)	(472)	(915)	(961)
Investment Income	(17)	(5)	(24)	(24)
Foreign Exchange Loss	46	9	91	93
	2,444	1,591	7,610	3,326
Income (Loss) Before Provision (Benefit) for Income Taxes and Equity in Net Income (Loss) of Unconsolidated Entities	(839)	69	(6,194)	(3,922)

Provision (Benefit) for Income Taxes	(7)	653	32	(229)

Equity in Net Income (Loss) of Unconsolidated Entities (Net of Applicable Taxes)	665	(80)	1,558	(188)

Net Loss	$(167)	$(664)	$(4,668)	$(3,881)

Preferred Stock Dividends	1,306	1,305	2,611	2,611

Net Loss Attributable to Common Stockholders	$(1,473)	$(1,969)	$(7,279)	$(6,492)

Loss Per Common Share:
Basic	$(0.20)	$(0.27)	$(0.99)	$(0.89)
Diluted	$(0.20)	$(0.27)	$(0.99)	$(0.89)

Weighted Average Shares of Common Stock Outstanding:
Basic	7,324,050	7,281,807	7,316,309	7,267,023
Diluted	7,324,050	7,281,807	7,316,309	7,267,023

Common Stock Dividends Per Share	$0.05	$0.25	$0.30	$0.50

INTERNATIONAL SHIPHOLDING CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(All Amounts in Thousands)

(Unaudited)

	June 30, 2015	December 31, 2014
ASSETS
Cash and Cash Equivalents	$12,956	$21,133
Restricted Cash	1,156	1,394
Accounts Receivable, Net of Allowance for Doubtful Accounts	33,309	31,322
Prepaid Expenses	7,278	10,927
Deferred Tax Asset	200	408
Other Current Assets	651	370
Notes Receivable	1,628	3,204
Material and Supplies Inventory	9,163	9,760
Assets Held for Sale	6,435	6,976
Total Current Assets	72,776	85,494

Investment in Unconsolidated Entities	22,956	21,837

Vessels, Property, and Other Equipment, at Cost:
Vessels	526,186	520,026
Building	1,779	1,354
Land	623	623
Leasehold Improvements	26,348	26,348
Construction in Progress	5,830	2,371
Furniture and Equipment	11,014	10,461
	571,780	561,183
Less - Accumulated Depreciation	(179,559)	(186,450)
	392,221	374,733
Other Assets:
Deferred Charges, Net of Accumulated Amortization	27,460	25,787
Intangible Assets, Net of Accumulated Amortization	23,789	25,042
Due from Related Parties	1,500	1,660
Notes Receivable	24,955	24,455
Goodwill	2,735	2,735
Assets Held for Sale	-	48,701
Other	2,959	4,843
	83,398	133,223

TOTAL ASSETS	$571,351	$615,287

INTERNATIONAL SHIPHOLDING CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(All Amounts in Thousands Except Share Data)

(Unaudited)

	June 30, 2015	December 31, 2014
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current Maturities of Long-Term Debt	$23,062	$23,367
Accounts Payable and Other Accrued Expenses	49,488	52,731
Total Current Liabilities	72,550	76,098

Long-Term Debt, Net	192,981	216,651

Other Long-Term Liabilities:
Incentive Obligation	4,268	4,644
Other	39,825	50,284

TOTAL LIABILITIES	309,624	347,677

Stockholders' Equity:
Preferred Stock, $1.00 Par Value, 2,000,000 Shares Authorized:
9.50% Series A Cumulative Perpetual Preferred Stock, 250,000 Shares Issued and Outstanding at June 30, 2015 and December 31, 2014, Respectively	250	250
9.00% Series B Cumulative Perpetual Preferred Stock, 316,250 Shares Issued and Outstanding at June 30, 2015 and December 31, 2014, Respectively	316	316
Common Stock, $1.00 Par Value, 20,000,000 Shares Authorized, 7,333,406 and 7,301,657 Shares Outstanding at June 30, 2015 and December 31, 2014, Respectively	8,761	8,743
Additional Paid-In Capital	141,141	140,960
Retained Earnings	149,633	159,134
Treasury Stock 1,388,078 Shares at June 30, 2015 and December 31, 2014	(25,403)	(25,403)
Accumulated Other Comprehensive Loss	(12,971)	(16,390)
TOTAL STOCKHOLDERS' EQUITY	261,727	267,610

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$571,351	$615,287

INTERNATIONAL SHIPHOLDING CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(All Amounts in Thousands)

(Unaudited)

	Six Months Ended June 30,
	2015	2014
Cash Flows from Operating Activities:
Net Loss	$(4,668)	$(3,881)
Adjustments to Reconcile Net Loss to Net Cash Provided by (Used In) Operating Activities:
Depreciation	11,404	13,601
Amortization of Deferred Charges	8,832	8,896
Amortization of Intangible Assets	1,253	2,058
Deferred Tax	-	(271)
Non-Cash Share Based Compensation	329	833
Equity in Net (Income) Loss of Unconsolidated Entities, Net	(1,152)	188
Impairment Loss	1,828	-
Gain on Sale of Assets	(4,679)	-
Non-Cash Loss on Extinguishment of Debt	346	-
Loss on Foreign Currency Exchange	91	93
Loss on Derivatives, Net of Cash Settlements	53	32
Amortization of Deferred Gains	(1,921)	(2,712)
Other Reconciling Items, net	345	(86)
Changes in operating assets and liabilities:
Deferred Drydocking Charges	(9,285)	(4,098)
Accounts Receivable	(5,258)	1,566
Inventory and Other Current Assets	4,329	904
Other Assets	(45)	(500)
Accounts Payable and Accrued Liabilities	(3,934)	(3,727)
Other Long-Term Liabilities	(1,101)	(1,179)
Net Cash Provided by (Used In) Operating Activities	(3,233)	11,717

Cash Flows from Investing Activities:
Purchases of and Capital Improvements to Property and Equipment	(6,500)	(6,547)
Investment in Unconsolidated Entities	-	(7,886)
Net Change in Restricted Cash Account	238	2,499
Cash Proceeds from the State of Louisiana	591	-
Cash Proceeds from Sale of Assets	29,354	-
Cash Proceeds from Receivable Settlement	3,890	-
Proceeds from Payments on Note Receivables	1,076	2,124
Net Cash Provided by (Used In) Investing Activities	28,649	(9,810)

Cash Flows from Financing Activities:
Proceeds from Line of Credit	5,000	18,000
Payments on Line of Credit	(12,500)	(8,000)
Proceeds from Issuance of Debt	32,000	-
Principal Payments on Long Term Debt	(48,157)	(9,511)
Cash Payments to Settle Foreign Currency Contract	(4,033)	-
Additions to Deferred Financing Charges	(1,098)	(339)
Dividends Paid	(4,805)	(6,250)
Net Cash Used In Financing Activities	(33,593)	(6,100)

Net Decrease in Cash and Cash Equivalents	(8,177)	(4,193)
Cash and Cash Equivalents at Beginning of Period	21,133	20,010

Cash and Cash Equivalents at End of Period	$12,956	$15,817